LOAN AGREEMENT

office@e-smart.io

Date: June 16, 2025

This Loan Agreement ("Agreement") is made on June 16, 2025 by and among the undersigned parties:

1. Parties to the Agreement:

Lender: Cruz Membreno Lauro Roldan, hereinafter referred to as the "Lender," having an address at Conde De Torrefiel 5 2 6, 46019 Valencia, Spain.

Borrower: Mira Qon Corporation, a WY corporation, hereinafter referred to as the "Borrower," with its place of business at 11312 E 44th St Unit #120 Kansas City, MO 64133.

2. Loan Amount:

The Lender agrees to provide a loan to the Borrower in the principal amount of one hundred thousand dollars ($100,000), hereinafter referred to as the "Loan Amount".

3. Loan Term:

The Loan Amount shall be repaid by the Borrower to the Lender over a period of 5 years.

4. Interest:

This loan is interest-free. No interest or fees shall accrue or be payable on the Loan Amount during the term of this Agreement.

5. Prepayment:

The Borrower reserves the right to prepay the Loan Amount, in part or in full, at any time without incurring any prepayment penalties.

6. Security:

This loan is unsecured, and no collateral or security interest is associated with it.

7.Security and Repayment:

The Borrower will promptly repay the advanced Loan funds from the revenues generated by the Company, once it begins to achieve significant financial returns.

The Loan funds are secured and are repayable upon the Lender's request, in accordance with the terms stipulated in this Agreement.

8. Governing Law:

This Agreement shall be governed by and construed in accordance with the laws of WY.

9. Entire Agreement:

This Agreement contains the entire understanding between the parties and supersedes all previous agreements and understandings between the parties.

10. Amendment:

Any modification to this Agreement must be made in writing and signed by all parties.

11. Counterparts:

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

Borrower: /s/ Cruz Membreno Lauro Roldan Mira Qon Corporation Cruz Membreno Lauro Roldan, President, Director, Treasurer, Secretary, Chief Executive Officer, Chief Financial Officer	Lender: /s/ Cruz Membreno Lauro Roldan Cruz Membreno Lauro Roldan, Individual